Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION Agreement (this “Agreement”) is made as of March 20, 2017 by, and between MYnd Analytics, Inc., a Delaware corporation (the “Company”), and RSJ Investments SICAV a.s., a Czech joint stock corporation registered in the Commercial Register maintained by the Municipal Court of Prague under section B, file number 16313, identification number 24704415, with its registered office at Na Florenci 2116/15, Nove Mesto, 110 00 Praha 1, Czech Republic, acting in respect of its sub-fund (podfond) RSJ Gradus podfond, RSJ Investments SICAV a.s. (the “Investor”).

WITNESSETH

In consideration for the mutual promises and covenants herein, the parties agree as follows:

WHEREAS, the Company and the Investor have engaged in discussions relating to the acquisition by the Investor of $1 million of Common Stock (“Common Stock”), par value $0.001 per share (the “Shares”) for $6.25 per share in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the “Act”); and

WHEREAS, the Investor desires to subscribe for and purchase from the Company 160,000 Shares for an aggregate subscription price of $1 million.

Section 1 – Purchase and Sale of SHARES

1.1           Purchase and Sale of Shares. The Company has authorized the issuance and sale, in accordance with the terms hereof, of 160,000 shares of Common Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, 160,000 Shares for an aggregate subscription price of $1 million.

1.2           The Closing. The purchase and sale of the Shares shall take place at a closing (the “Initial Closing”) which shall take place remotely via exchange of documents and signatures at 10:00 a.m. Eastern Time on the business day immediately following execution and delivery of this Agreement, or at such other place and time as may be agreed to among the Company and the Investor. At the Closing, the Company shall deliver to the Investor, a certification in book-entry form representing 160,000 Shares against receipt of a check subject to collection, or a wire transfer in immediately available funds, of the purchase price, to an account designated by the Company.

The obligation of the Investor to purchase and pay cash for the Shares to be delivered at a Closing is, unless waived by the Investor, subject to the condition that the Company’s representations and warranties contained in Section 2 are true, complete and correct on and as of the Closing date. The obligation of the Company to sell and issue Shares to be delivered at the Closing is, unless waived by the Company, subject to the condition that the Investor’s representations and warranties contained in Section 3 are true, complete and correct on and as of the Closing Date.

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Section 2 - Representations and Warranties

of the Company

The Company represents and warrants to each Investor as follows:

2.1           Existence of Company. The Company is a duly organized Delaware corporation. The Company is validly existing in all jurisdictions where it conducts its business.

2.2           Authority to Execute. The execution, delivery and performance by the Company of this Agreement and the issuance of the Shares are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Certificate of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

2.3           No Stockholder Approval Required. No approval of the Company’s stockholders is required for (i) the entry by the Company into this Agreement, or (ii) the issuance of the Shares contemplated by this Agreement.

2.4           Valid Issuance. The Shares will be, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, and the Shares will be issued in compliance with all applicable federal and state securities laws.

2.5           Binding Obligation. This Agreement is, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.6           Litigation. Other than the litigation disclosed in the Company’s most recent SEC Reports (as defined below), no litigation or governmental proceeding is pending or threatened against the Company which may have a materially adverse effect on the financial condition, operations or prospects of the Company, and to the knowledge of the Company, no basis therefore exists.

2.7           Intellectual Property. To the best of the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

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2.8           SEC Reports. The Company has filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed by it with the U.S Securities and Exchange Commission (the “SEC”) pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, including all exhibits thereto, the “SEC Reports”). Each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of the SEC under all of the foregoing. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3 - Representations and Warranties

of the Investors

The Investor represents and warrants to the Company as follows:

3.1           Authorization; Binding Obligations. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2           Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

3.3           Investment for Own Account. The Shares are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.4           Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the Shares, including a total loss of his/her investment.

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3.5          Opportunity to Ask Questions. The Investor has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Investor. In connection therewith, the Investor acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

3.6.          Receipt of Information. The Investor has received and reviewed all of the information concerning the Company and the Shares, both written and oral, that the Investor desires. Without limiting the generality of the foregoing, the Investor has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Investor desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Investor has relied solely on his/her own knowledge and understanding of the Company and its business and prospects based upon the Investor’s own due diligence investigations and the Company’s filings with the SEC.

SECTION 4 - RIGHT OF FIRST REFUSAL

4.1.          Right of First Refusal. For a period from the date hereof until 30 June 2018 (“Term”), the Company shall not enter into any agreement with any third party that includes the grant by the Company to such third party of any license or distribution rights with respect to any of the Company’s technology and/or intellectual property in Europe (“Rights”), unless the Company first offers the Investor the right to license or distribute such technology in Europe in accordance with this Section 4.

4.2.          Process. Prior to the Company entering into any agreement relating to the Rights during the Term, the Company shall first give written notice thereof to the Investor (the “ROFR Notice”). The ROFR Notice shall identify the proposed technology to be covered by the agreement, describe all material terms of the proposed agreement and offer the Investor the option to provide to the Company, within 30 calendar days of the Investor’s receipt of the ROFR Notice (the “ROFR Period”), a final proposed agreement (which may be similar to the terms in such Notice or on such other terms as Investor shall elect) pursuant to which the Company will grant to the Investor license or distribution rights with respect to the Company’s technology and/or intellectual property in Europe (the “Investor Proposed Agreement”). During the time period while the Investor is considering these terms, the Company shall discuss the proposed terms with the Investor as reasonably requested. The delivery by the Investor to the Company of the Investor Proposed Agreement shall constitute a binding offer by the Investor to the Company to enter into the Investor Proposed Agreement on the terms set forth therein, which may be accepted by the Company at any time within 30 calendar days of the Company’s receipt of the Investor Proposed Agreement (the “ROFR Acceptance Period”).

(c)          End of Period. If the Investor fails to deliver to the Company, before the expiration of the ROFR Period, the Investor Proposed Agreement, then the Company shall be free to enter into an agreement with any third party with respect to the Rights on such terms as the Company shall elect in its sole discretion.

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(d)          Acceptance. If the Investor delivers to the Company, before the expiration of the ROFR Period, the Investor Proposed Agreement, then the Company shall in good faith compare the terms of the Investor Proposed Agreement to the material terms of the third party agreement as set out in the ROFR Notice, and, if the Company in good faith determines (taking into account all of the terms contained therein, both financial and otherwise, but not taking into account any terms of the third party agreement that were not set out in the ROFR Notice) that the value of the Investor Proposed Agreement to the Company equals or exceeds the value of the third party agreement to the Company, then the Company shall enter into the Investor Proposed Agreement. If the Company in good faith determines (taking into account all of the terms contained therein, both financial and otherwise, but not taking into account any terms of the third party agreement that were not set out in the ROFR Notice) that the value of the Investor Proposed Agreement to the Company is less than the value of the third party agreement to the Company, then the Company may enter into the third party agreement without any further obligation to the Investor under this Section 4.

Section 5 - Miscellaneous

5.1           No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right or remedy under, or pursuant to, this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in this Agreement are cumulative and are not exclusive of any remedies provided by law.

5.2           Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended (either retroactively or prospectively) with the written consent of the Company and the Investor. Any amendment effected in accordance with this Section 5.2 shall be binding upon each Investor, each future holder of Shares and the Company.

5.3           Notices, Etc. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person; sent by facsimile transmission; sent by electronic mail; duly sent by first class registered or certified mail, return receipt requested, postage prepaid; or duly sent by overnight delivery service (e.g., Federal Express) addressed to such party (i) if to the Company, at the address, fax number or electronic mail address, as applicable, set forth on the signature page hereof or (ii) if to an Investor, at the address, fax number or electronic mail address, as applicable, set forth below, or at such other address, fax number or electronic mail address as may hereafter be designated in writing by the addressee to the sender. All such notices, advises and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile or electronic mail transmission, on the date of transmission; and (c) in the case of mailing or delivery by service, on the date of delivery as shown on the return receipt or delivery service statement.

5.4           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. The Company and the Investor consent to personal jurisdiction in New York County, New York.

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5.5           Severability. If any term in this Agreement is held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable.

5.6           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and each Investor and their respective successors and assigns.

5.7           Transfer of Shares. Notwithstanding the legend required to be placed on the Shares by applicable law, no registration statement or opinion of counsel shall be necessary: (a) for a transfer of Shares to the respective estate of each Investor or for a transfer of Shares by gift, will or intestate succession of each Investor to his or her spouse or to the siblings, lineal descendants or ancestors each Investor or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Investor hereunder; or (b) for a transfer of Shares pursuant to SEC Rule 144 or any successor rule, or for a transfer of Shares pursuant to a registration statement declared effective by the SEC under the Securities Act relating to the Shares.

5.8           Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement indefinitely, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other parties. The covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until such time as the Notes have been paid in full.

5.9           California Commissioner of Corporations. THE SALE OF THE SHARES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SHARES OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SHARES PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SHARES IS EXEMPT FROM QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

MYND ANALYTICS, INC.

By:	/s/ Paul Buck
	Name:	Paul Buck
	Title:	Chief Financial Officer

Address/Fax Number/E-mail Address for Notice:

26522 La Alameda
Mission Viejo, CA 92691
Fax: (866) 867 4446
pbuck@myndanalytics.com

RSJ Investments SICAV a.s.

acting in respect of its sub-fund (podfond) RSJ Gradus podfond, RSJ Investments SICAV a.s.

By:	/s/ Jan Vyhnalek
Name: Jan Vyhnalek
Title: Member of the Board of Directors

/s/ Lukas Musil
Name: Lukas Musil
Title: Member of the Board of Directors

Address/Fax Number/E-mail Address for Notice:

Na Florenci 2116/15, Nove Mesto

110 00 Praha I, Czech Republic

Fax: (420) 257 530 645

jan.vyhnalek@rsj.com